Washington Bancorp

                    Computation of Earnings per Common Share
                                   Exhibit 11


                                                                    For the three months ended September 30,
                                                                 -----------------------------------------------
                                                                  2000        1999          2000         1999
                                                                  Basic       Basic        Diluted      Diluted
                                                                   EPS         EPS           EPS          EPS
                                                                 -------     --------      -------      -------
Computation of weighted average
     number of common shares
     outstanding:
Common shares outstanding
     at the beginning of the period ........................     651,133      651,133      651,133      651,133
Unreleased common shares held by the
     Employee Stock Ownership
     Plan (ESOP) at the beginning
     of the period .........................................     (33,283)     (37,972)     (33,283)     (37,972)
Weighted average common shares
     released by the ESOP during
     the period ............................................         609          564          609          564
Weighted average common shares
     outstanding - Stock Option Plan .......................          --           --        7,466       10,001
Weighted average common shares
     into treasury .........................................    (109,766)     (51,913)    (109,766)     (51,913)
                                                               ---------    ---------    ---------    ---------
Total average shares outstanding ...........................     508,693      561,812      516,159      571,813
                                                               =========    =========    =========    =========

     Net income ............................................   $ 259,348    $ 222,764    $ 259,348    $ 222,764
                                                               =========    =========    =========    =========

     Net income per share ..................................   $    0.51    $    0.40    $    0.50    $    0.39
                                                               =========    =========    =========    =========